================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: June 7, 2002




                             iINTELEFILM CORPORATION
             (Exact name of registrant as specified in its charter)


          MINNESOTA                    0-21534                  41-1663712

(State or other jurisdiction     (Commission File No.)     (IRS Employer ID No.)
     of incorporation)


        6385 Old Shady Oak Road, Suite 290, Eden Prairie, Minnesota 55344
                    (Address of principal executive offices)

                                 (952) 925-8840
              (Registrant's telephone number, including area code)


================================================================================

ITEM 5.  OTHER EVENTS

                (a) Reference is made to the Press Release issued to the public by the Registrant on June 7, 2002, and attached as an exhibit.

                           In the Press Release, the Registrant announced that its majority-owned subsidiary, Video3, has entered into a letter of intent for the sale of substantially all of its assets to an entity to be formed by members of the current Video3 management team, consisting of Jim McKelvey and Joe Stark. The sale will not result in any immediate proceeds to the Registrant. If the Video3 business is successful, the Registrant could realize up to $500,000 over four years. Also, as a result of the sale and in light of the Registrant's limited financial resources, a substantial workforce reduction has been effected. The Registrant is focusing its efforts on a final resolution of the Registrant's long-running litigation against ABC Radio Networks, Inc. and The Walt Disney Company that resulted in a jury award of $9.5 million last month. The timing of a final resolution of the litigation is uncertain because post-trial motions have not been decided and appeals are likely in any event. The Registrant is evaluating methods of addressing its existing liabilities in light of its limited cash position, possible post-trial appeals and delays on receiving the jury award and uncertainty as to sources of financing. The Registrant will require additional funding to satisfy existing obligations and bring the litigation to conclusion. Unless the Registrant realizes more than the jury award through the addition of pre and/or post judgment interest, or an appeal, the remaining amount from the Disney/ABC recovery after payment of creditors available for distribution to stockholders will be nominal.

                  (b) Reference is made to the cautionary statement of the Registrant, presented in the Registrant's Form 10-K for the year ended December 31, 2001.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)      Exhibits

                  99.1              Press Release dated June 7, 2002

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2002                     iNTELEFILM Corporation


                                         /s/ Mark A Cohn


                                             Mark A. Cohn
                                             ITS: Chief Executive Officer

                                  EXHIBIT INDEX


99.1              Press Release dated June 7, 2002
